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                                   Exhibit 1.4

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

Consumer and               Consommation
Corporate Affairs Canada   et Corporations Canada             FORM 4                             FORMULE 4
                                                     ARTICLES OF AMENDMENT              CLAUSES MODIFICATRICES
Canada Business            Loi regissant les societes      (SECTION 27 OR 171)                 (ARTICLE 27 OU 171)
Corporations Act           par actions de regime federal
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

1 - Name of Corporation  - Denomination de la societe                  2. - Corporation No.  - No de la societe


         DOCU-FAX INTERNATIONAL                                        108563-9-R


3 - The articles of the above-named corporation are amended            Les status de la societe ci-haut mentionnee sont
     as follows:                                                       modifies de la facon suivante:
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         BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

         1. the articles of the Corporation are amended to consolidate each issued and unissued common share into one-fifth of a common share in the capital of the Corporation;

         2. the articles of the Corporation are hereby be amended to change the name of the Corporation from "Docu-Fax International Inc." to "INTERNATIONAL TELEPRESENCE (CANADA) INC."

         3. the registered office of the Corporation be changed from the Municipality of Metropolitan Toronto, Province of Ontario to the City of Vancouver, Province of British Columbia;

         4. any director or officer of the Corporation be and he is hereby authorized to execute and deliver, for and on behalf of the Corporation, all such documents and to do all such other acts and things as may be considered necessary or desirable to give effect to this resolution including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act; and

         5. the directors of the Corporation may revoke the foregoing resolutions without further approval of the shareholders at any time prior to the endorsement by the Director of a Certificate of Amendment of Articles in respect of this amendment.


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
Date                    Signature                    Description of Office - Description du poste


September 12, 1994                                       President

                                                     FOR DEPARTMENT USE ONLY - A L'USAGE DU MINISTERE SEULEMENT

                                                     Filed - deposee

                                                                   SEP 20 1994

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